 As filed with the Securities and Exchange Commission on October 6, 1997
                                              Registration No. 333-
=================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


               FIRSTFEDERAL FINANCIAL SERVICES CORP
      (Exact name of registrant as specified in its charter)

                         Ohio
 34-1622711
(State or other jurisdiction of                (I.R.S.Employer
incorporation or organization)              Identification No.)
135 East Liberty Street,
Wooster, Ohio                                        44691
Address of principal executive offices)           (Zip Code)

               FIRSTFEDERAL FINANCIAL SERVICES CORP
                   1997 OMNIBUS INCENTIVE PLAN
                     (Full title of the plan)


                     Jeffrey M. Werthan, P.C.
                      Craig M. Scheer, Esq.
                 Silver, Freedman & Taff, L.L.P.
          (a limited liability partnership including
                    professional corporations)
                      7th Floor - East Tower
                     1100 New York Avenue NW
                      Washington, DC  20005
             (Name and address of agent for service)
                          (202) 414-6100
  (Telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

                                 Proposed maximum Proposed maximum
Title of securities Amount to be  offering price   aggregate     Amount of
to be registered    registered(1)   per share  offering price registration fee
Common Stock, par value
  $1.00 per share  547,514 shares    (2)    $22,328,122(2) $6,766(2)


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. Of the 547,514 shares to be registered, 159,937 shares are to be registered based upon a maximum exercise price of $40.25 per share, and the remaining 387,577 shares are to be registered based upon the average of the high and low sales price of the common stock of FirstFederal Financial Services Corp of $41.00 per share on the Nasdaq
    National Market on October 1, 1997.

PAGE

                              PART I
       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the FirstFederal Financial Services Corp 1997 Omnibus Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.   Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by FirstFederal Financial Services Corp (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the plan covered by this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-17894);

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in
(a) above;

(c) the description of the Company's common stock, par value $1.00 per share, contained in the Company's Current Report on Form 8-K filed with the Commission pursuant to SEC Release No. 34-90721 (together with the following portions of the Company's Registration Statement on Form S-4 filed with the Commission on February 23, 1989 (File No. 33-27243), and of all Post-Effective Amendments to such Registration Statement: "Market Prices and Dividends" and "The Holding Company Merger and Reorganization -- Comparison of Stockholder Rights").

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to L. Dwight Douce, Executive Vice President and Secretary, 135 East Liberty Street, Wooster, Ohio 44691, telephone number (330) 264-8001.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Ohio's Revised Code Section 1791.13(E) empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such or in a similar capacity with respect to another corporation or other entity at the request of the Company.

     Article Fifth of the Company's Articles of Incorporation requires the Company, to the full extent permitted by law, to indemnify a director or former director of the Company and grants the Board of Directors of the Company to the full extent permitted by law, the discretion to indemnify any officer or employee or former officer or employee, against reasonable expenses incurred in connection with the defense of any pending or threatened action, suit or proceeding, whether civil or criminal, to which he or she is or may be made a party by reason of being or having been a director, officer or employee of the Company. As authorized by Article Fifth, the Company has purchased a director and officer liability insurance policy.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.


 Regulation
    S-K
  Exhibit
   Number                             Document
    4.1                 Articles of Incorporation of the Company
                        (incorporated by reference to Exhibit 3(i) to
                        the Company's Annual Report on Form 10-K for the
                        fiscal year ended December 31, 1996
                        (File No. 0-17894))

    4.2                 Code of Regulations of the Company
                        (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement
                        No. 33-50664)

    4.3 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company's
                        Registration Statement No. 33-27243)

    4.4                 Specimen stock certificate of 7% Cumulative
                        Convertible Preferred Stock, Series A
                        (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement No.
                        33-50664)

    4.5                 Specimen stock certificate of 6 1/2% Cumulative
                        Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 4.4 to the Company's
                        Registration Statement No. 33-79196)

    5                   Opinion of Silver, Freedman & Taff, L.L.P.

    23.1                Consent of Silver, Freedman & Taff, L.L.P.
                        (included in Exhibit 5)

    23.2                Consent of KPMG Peat Marwick LLP

    23.3                Consent of Deloitte & Touche LLP

    24                  Power of Attorney (contained on signature page)


    99                  FirstFederal Financial Services Corp
                        1997 Omnibus Incentive Plan




Item 9         Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by section 10
          (a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
          (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wooster, State of Ohio, on October 6, 1997.

                              FIRSTFEDERAL FINANCIAL SERVICES CORP





                              By:/s/ Gary G. Clark
                              ---------------------------------------
                              Gary G. Clark, Chairman, President
                              and Chief Executive Officer
                              (Duly Authorized Representative)



                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary G. Clark and James J. Little, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ Gary G. Clark                           /s/ L. Dwight Douce
-------------------------------             --------------------------------
Gary G. Clark, Chairman, President          L. Dwight Douce, Executive Vice
and Chief Executive Officer and             President, Secretary and Director
Director (Principal Executive
Officer)

Date: October 6, 1997                       Date: October 6, 1997

/s/ James J. Little                         /s/ Gust B. Geralis
--------------------------------            ---------------------------------
James J. Little, Executive                  Gust B. Geralis, Director
Vice President and Chief
Financial Officer (Principal
Financial and Accounting
Officer)

Date: October 6, 1997                       Date: October 6, 1997




/s/  R. Victor Dix                          /s/ Ronald A. James, Jr.
---------------------------------           ---------------------------------
R. Victor Dix, Director                     Ronald A. James, Jr., Director


Date: October 6, 1997                       Date: October 6, 1997




/s/ Richard E. Herald                       /s/ Steven N. Stein
----------------------------------          ---------------------------------
Richard E. Herald, Director                 Steven N. Stein, Director



Date: October 6, 1997                       Date: October 6, 1997




/s/ Daniel H. Plumly
----------------------------------
Daniel H. Plumly, Director



Date: October 6, 1997